EXHIBIT 2

VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES FROM THE SHAREHOLDERS OF CONMED CORPORATION (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF SHAREHOLDERS. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VOCE, James W. Green, DR. Alan L. Kaganov AND Jeffrey M. Nugent (COLLECTIVELY, THE "PARTICIPANTS") WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE FURNISHED TO SOME OR ALL OF THE SHAREHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, VOCE WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Voce Capital Management LLC, together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the shareholders of the Company in connection with the 2014 annual meeting of shareholders (the “Proxy Solicitation”).

The Participants include (i) Voce Catalyst Partners LP, a Delaware limited partnership (“VCP”); (ii) Voce Capital LLC, a Delaware limited liability company (“VC”); (iii) Voce Capital Management LLC, a California limited liability company (“VCM”); (iv) J. Daniel Plants, a United States citizen ("Mr. Plants" and together with VCP, VC and VCM, "Voce"); and (v) each of the following individuals whom Voce proposes to nominate as a director pursuant to the Proxy Solicitation, in addition to Mr. Plants: James W. Green, Dr. Alan L. Kaganov and Jeffrey M. Nugent (together with Mr. Plants, each a "Nominee" and collectively, the "Nominees").

Mr. Plants is primarily engaged in the business of investment management and serves as the sole Managing Member of VC and the Managing Partner of VCM. The principal business of VCM is to serve as investment manager to VCP, the principal business of which is to invest in securities. The principal business of VC is to serve as the sole Managing Member of VCM and the General Partner of VCP. The principal business of Mr. Green is to serve as President, Chief Executive Officer and director of Analogic Corporation, a medical imaging company. The principal business of Dr. Kaganov is to serve as a partner at U.S. Venture Partners, a venture capital firm. The principal business of Mr. Nugent is to serve as Founder of Precision Dermatology, Inc., a privately held dermatology therapeutics company.

The principal business address of Voce is 600 Montgomery Street, Suite 210, San Francisco, California 94111. The principal business address of Mr. Green is 8 Centennial Drive Peabody, MA 01960. The principal business address of Dr. Kaganov is 2735 Sand Hill Road, Menlo Park, CA 94025. The principal business address of Mr. Nugent is 120 East 87th Street, R14F, New York, NY 10128.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on February 11, 2014, Voce may be deemed to beneficially own, in the aggregate, 37,888 shares, representing approximately 0.14 % of the Company's outstanding Common Stock.   Additionally, as of such date, (i) Mr. Green may be deemed to beneficially own 450 shares of Common Stock, (ii) Mr. Nugent may be deemed to beneficially own 110 shares of Common Stock and (iii) Mr. Plants may be deemed to beneficially own the 37,888 shares of Common Stock beneficially owned by Voce by virtue of his being the Managing Member of VC and the Managing Partner of VCM. As of such date, Dr. Kaganov does not beneficially own any shares of Common Stock. The percentages used herein are calculated based upon the 27,614,196 shares of Common Stock outstanding as of October 22, 2013, as reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2013 filed with Securities and Exchange Commission on October 28, 2013.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, as of the close of business on February 11, 2014, the group may be deemed to have beneficial ownership over a combined 38,448 shares of Common Stock, constituting approximately 0.14% of the Company’s outstanding Common Stock.